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                                                                   EX-99.B14-IRA


Jackson National Capital Management Funds                           [JNCMF LOGO]
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                   JACKSON NATIONAL CAPITAL MANAGEMENT FUNDS
                       INDIVIDUAL RETIREMENT ACCOUNT KIT

Complete all sections of the Individual Retirement Custodial Agreement Account Application. Complete the Beneficiary Designation section and sign Section X if appropriate. To transfer assets from another IRA, complete and sign the Request to Transfer IRA Assets to a Jackson National Capital Management Funds IRA
                section immediately following the Application.


FORM 5305-A
(Rev. October 1992)             INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT                   DO NOT FILE
Department of the Treasury      (UNDER SECTION 408(A) OF THE INTERNAL REVENUE CODE)       WITH INTERNAL
Internal Revenue Service                                                                  REVENUE SERVICE

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GENERAL INSTRUCTIONS
(Section references are to the Internal Revenue Code unless otherwise noted.)

PURPOSE OF FORM

Form 5305-A is a model custodial account agreement that meets the requirements of section 408(a) and has been automatically approved by the IRS. An Individual Retirement Account (IRA) is established after the form is fully executed by both the individual (Depositor) and the Custodian and must be completed no later than the due date of the individual's income tax return for the tax year (without regard to extensions). This account must be created in the United States for the exclusive benefit of the Depositor or his or her beneficiaries.

Individuals may rely on regulations for the Tax Reform Act of 1986 to the extent specified in those regulations.

Do not file Form 5305-A with the IRS. Instead, keep it for your records.

For more information on IRAs, including the required disclosure you can get from your custodian, get PUB. 590, Individual Retirement Arrangements (IRAs).

DEFINITIONS

CUSTODIAN. -- The Custodian must be a bank or savings and loan association, as defined in section 408(n), or any person who has the approval of the IRS to act as custodian.

DEPOSITOR.-- The Depositor is the person who establishes the custodial account.

IDENTIFYING NUMBER

The depositor's Social Security number will serve as an identification number of his or her IRA. An employer identification number is only required for each participant-directed IRA. An employer identification number is required for a common fund created for IRAs.

IRA FOR NONWORKING SPOUSE

Form 5305-A may be used to establish the IRA custodial account for a nonworking spouse.

Contributions to an IRA custodial account for a nonworking spouse must be made to a separate IRA custodial account established by the nonworking spouse.

SPECIFIC INSTRUCTIONS

ARTICLE IV.--Distributions made under this article may be made in a single sum, periodic payment, or a combination of both. The distribution option should be reviewed in the year the Depositor reaches age 70-1/2 to ensure that the requirements of section 408(a)(6) have been met.

ARTICLE VIII. -- Article VIII and any that follow it may incorporate additional provisions that are agreed to by the depositor and custodian to complete the agreement. They may include, for example, definitions, investment powers, voting rights, exculpatory provisions, amendment and termination, removal of the custodian, custodian's fees, state law requirements, beginning date of distributions, accepting only cash, treatment of excess contributions, prohibited transactions with the depositor, etc. Use additional pages if necessary and attach them to this form.

NOTE: Form 5305-A may be reproduced and reduced in size for adoption to passbook purposes.


                                      I


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                               TABLE OF CONTENTS
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                                                                         Page

How to Use This Document ............................................... III
Attachment to IRA Form 5305-A: Article VIII ............................   2
Individual Retirement Account Disclosure Statement .....................   3
Individual Retirement Custodial Agreement Account Application ..........   6
Request to Transfer IRA Assets or Direct Rollover to a
Jackson National Capital Management Funds IRA ..........................   9





                                      II




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              WELCOME TO JACKSON NATIONAL CAPITAL MANAGEMENT FUNDS
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RELATIONSHIP
Jackson National Financial Services, Inc., is the Investment Adviser to Jackson National Capital Management Funds.

FLEXIBILITY
Jackson National Capital Management Funds offers a variety of investment objectives, so you can choose the funds that match your personal financial goals. You can exchange one fund for another as your investment goals change, simply by calling our toll-free telephone number, 1/800/888-FUND.
(800/888-3863)

SERVICE
Call toll free, for prompt, courteous, and knowledgeable answers to any questions you may have about your account.

PRESERVE RETIREMENT ASSETS
You may be able to deduct all or part of your IRA investment. For example, if you are entitled to deduct the full amount of the maximum annual contribution to an IRA.
An even greater IRA benefit is tax deferral. Your Jackson National Capital Management Funds IRA grows faster if earnings can accumulate free of current taxation. This IRA advantage can be important, even if you have already retired.

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                            HOW TO USE THIS DOCUMENT
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1. EASY TO USE. Read all the information in this booklet.

2. REMOVE the Individual Retirement Custodial Agreement Account Application and the Request to Transfer IRA Assets to a Jackson National Capital Management Funds IRA.

3. COMPLETE the information requested on the Custodial Agreement Account Application. Be sure to sign the agreement.

4. TO TRANSFER an existing IRA account to Jackson National Capital Management Funds, you must also complete and sign the Request to Transfer IRA Assets.

5. DETACH the appropriate forms for completion, and keep the remainder of this document for your tax records.




                THANK YOU FOR THE INTEREST YOU HAVE EXPRESSED
                IN JACKSON NATIONAL CAPITAL MANAGEMENT FUNDS.



                                     III



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                    INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT
              (UNDER SECTION 408(A) OF THE INTERNAL REVENUE CODE)
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                                   ARTICLE I
     The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c) (but only after December 31, 1992), 403(a)(4), 403(b)(8), 408(d)(3) or an employer contribution to a simplified employee pension plan as described in section 408(k). Rollover contributions before January 1, 1993, include rollovers described in section 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4), 403(b)(8), 403(d)(3), or an employer contribution to a simplified employee pension plan as descried in section
408(k).

                                   ARTICLE II
     The Depositor's interest in the balance in the custodial account is nonforfeitable.

                                 ARTICLE III
     1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).
     2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

                                   ARTICLE IV
     1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.
     2. Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.
     3. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date (April 1 following the calendar year end in which the Depositor reaches age 70-1/2). By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:
     (A) A single sum payment.
     (B) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.
     (C) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.
     (D) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.
     (E) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.
     4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:
     (A) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.
     (B) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not elected, at the election of the beneficiary or beneficiaries, either
     (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death or
     (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have turned age 70-1/2.
     (C) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.
     (D) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.
     5. In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the Custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70-1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.
     6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

                                   ARTICLE V
     1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) and Regulations 1.408-5 and 1.408-6.
     2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor prescribed by the Internal Revenue Service.

                                   ARTICLE VI
     Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and the related regulations will be invalid.

                                  ARTICLE VII
     This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear below.

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     NOTE:The following space (Article VIII) may be used for any other provisions you want to add. If you do not want to add any other provisions, draw a line through this space. If you do add provisions, they must comply with applicable requirements of state law and the Internal Revenue Code.


                                  ARTICLE VIII



                                      1


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                  ATTACHMENT T0 IRS FORM 5305-A: ARTICLE VIII


1.  DEFINITIONS.  The following definitions shall apply to terms used in this
Article VIII:
     a."Application" shall mean the IRA Application submitted by the Depositor to the Custodian.
     b."Code" shall mean the Internal Revenue Code of 1986, as amended, including any regulations, procedures, rulings, or notices issued thereunder.
     c."Company" shall mean Jackson National Capital Management Funds. d."Custodial Account" shall mean the custodial account established under this agreement.
2. INVESTMENT OF CONTRIBUTIONS. Contributions shall be invested in shares of the Company mutual funds in accordance with the Depositor's written instructions in the Application, and with subsequent written instructions of the Depositor (or, following the death of the Depositor, his or her beneficiary) in a form acceptable to and filed with the Custodian. By giving such instructions, the Depositor (or beneficiary, where applicable) will be deemed to have acknowledged receipt of the then-current prospectus for any shares in which the Depositor (or beneficiary) directs the Custodian to invest contributions. The Depositor, by making a rollover contribution, as described in Article I, hereby certifies that the contribution meets all requirements for rollover contributions. The amount of each contribution shall be applied to the purchase of such shares at the price and in the manner in which such shares are then being publicly offered by the Company in accordance with the then-current prospectus, and such shares shall be credited to the Custodial Account. All dividends and capital gain distributions received on the shares of the fund held in each Custodial Account shall (unless received in additional shares of such fund) be reinvested in such shares which shall be credited to such Custodial Account. If any distribution on shares of the fund may be received at the election of the shareholder in additional shares or in cash or other property, the Custodian shall elect to receive such distribution in additional shares. The Custodian shall not be liable for interest on any cash balance in the Custodial Account. All Company shares acquired by the Custodian shall be registered in the name of the Custodian or its registered nominee.
3. VOTING WITH RESPECT TO SHARES. The Custodian shall not vote any of the shares of a Company mutual fund held in the Custodial Account except in accordance with written instructions of the Depositor, timely received, in a form acceptable to the Custodian.
4. ALTERNATIVE DISTRIBUTION METHODS: Notwithstanding Article IV, a Depositor may elect in writing in a form acceptable to and filed with the Custodian, to have the balance in the Custodial Account distributed only in a lump sum or in substantially equal payments over a period that does not exceed the Depositor's life expectancy or the joint and last survivor life expectancy of the Depositor and his or her designated beneficiary. For this purpose, life expectancies must be determined by using applicable Internal Revenue Service tables. Notwithstanding paragraph 2 of Article IV, unless an election to have life expectancies recalculated annually is made by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, of Article IV, life expectancies shall not be recalculated. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated. To receive an annuity distribution, a Depositor may roll over a lump-sum distribution to purchase an individual retirement annuity payable in equal or substantially equal payments over the Depositor's life expectancy or the joint and last survivor life expectancy of the Depositor and his or her designated beneficiary. The distribution option should be reviewed in the year the Depositor reaches age
70 1/2 to make sure the requirements of Code Section 408(a)(6) have been met. Consistent with paragraph 6 of Article IV, the Custodian is not obligated to make any distribution absent a specific written direction, in a form acceptable to and filed with the Custodian, from the Depositor or designated beneficiary to do so.
5. AMENDMENT AND TERMINATION. The Depositor may at any time and from time to time terminate this Agreement in whole or in part by delivering to the Custodian a signed written notice of such termination, in a form acceptable to the Custodian. The Depositor and the Custodian delegate to the Company the right to amend this Agreement (including retroactive amendments) by written notice to the Custodian and the Depositor. The Depositor shall be deemed to have consented to any such amendment, provided that (a) no amendment shall cause or permit any part of the assets of the Custodial Account to be diverted to purposes other than for the exclusive benefit of the Depositor or his or her beneficiaries; (b) any amendment which affects the rights, duties or responsibilities of the Custodian may only be made with the Custodian's consent; and (c) no amendment shall be made except in accordance with any applicable laws and regulations affecting this Agreement and the Custodial Account.
6. RESIGNATION OR REMOVAL OF CUSTODIAN. The Custodian may resign at any time upon thirty (30) days notice in writing to the Depositor and the Company. Upon such resignation, the Depositor delegates to the Company the responsibility to appoint a successor custodian under this Agreement. The Depositor or the Company, at any time, may remove the Custodian upon 30 days' written notice to that effect in a form acceptable to and filed with the Custodian. Such notice must include designation of a successor custodian. The successor custodian shall satisfy the requirements of section 408(h) of the Code. Upon receipt by the Custodian of written acceptance of such appointment by the successor custodian, the Custodian shall transfer and pay over to such successor the assets of and records relating to the Custodial Account. The Custodian is authorized, however, to reserve such sum of money as it may deem advisable for payment of all its fees, compensation, costs and expenses, or for payment of any other liability constituting a charge on or against the assets of the Custodial Account or on or against the Custodian, and where necessary may liquidate shares in the Custodial Account for such payments. Any balance of such reserve remaining after the payment of all such items shall be paid over to the successor Custodian. The Custodian shall not be liable for the acts or omissions of any successor custodian.
7. CUSTODIAN'S ANNUAL FEES: The Depositor shall be charged by the Custodian for its services under this Agreement in such amount as the Custodian shall establish from time to time. Sufficient shares may be liquidated from the Custodial Account to pay the fee. The annual fee in effect on the date of this Agreement is set forth in the Application. A different fee may be substituted at any time upon written notice to the Depositor. A Depositor who does not consent to such new fee should terminate this Agreement pursuant to paragraph 5 of Article VIII within 30 days of the notice of the new fee. If no such termination is made within 30 days of the notice of the new fee, the Depositor will be deemed to have consented to the new fee.
8. OTHER FEES AND EXPENSES. Any income or other taxes of any kind whatsoever that may be levied or assessed upon or with respect to the Custodial Account or the income thereof, any transfer taxes incurred in connection with the investment and reinvestment of the assets of the Custodial Account, all other reasonable administrative expenses incurred by the Custodian with respect to any such taxes, or with respect to any controversies concerning the Custodial Account, including, but not limited to, fees for legal services rendered to the Custodian and related costs, and such reasonable compensation to the Custodian for acting in that capacity with respect to any such taxes or controversies, may, in the discretion of the Custodian, be charged against and paid from the assets of the Custodial Account. Sufficient shares may be liquidated from the Custodial Account to pay any such taxes, expenses and compensation.
9. INALIENABILITY OF ASSETS: No interest, right or claim in or to any part of the Custodial Account, nor any assets held therein or benefits provided hereunder shall be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause any such interest, right, claim, assets or benefits to be so subjected shall not be recognized, except to the extent as may be required by law.
10. EXCHANGE PRIVILEGE: With respect to any Company shares held in the Custodial Account, the Depositor (or beneficiary, where applicable) may, upon submission of written instructions in a form acceptable to and filed with the Custodian, cause shares of any fund to be exchanged for shares of any other fund of the Company meeting the requirements of this Agreement, upon the terms and within the limitations imposed by the then-current prospectus of the fund
of the Company which are acquired in the exchange.   By giving such
instructions, the Depositor (or beneficiary) will be deemed to have acknowledged receipt of such prospectus.
11. DESIGNATION OF BENEFICIARY. The Depositor may designate a beneficiary or change or revoke the designation of a beneficiary, by written notice in a form acceptable to and filed with the Custodian, prior to the complete distribution of the balance in the Custodial Account. If the Depositor has not by the date of his or her death properly designated a beneficiary in accordance with the preceding sentence, or if no designated beneficiary survives the Depositor, the Depositor's beneficiary shall be his or her estate. If a beneficiary dies before receiving his or her entire interest in the Custodial Account, his or her remaining interest in the Custodial Account shall be paid to the beneficiary's estate.
12. RESPONSIBILITY AS TO CONTRIBUTIONS OR DISTRIBUTIONS. The Custodian will not under any circumstances be responsible for the timing, purpose or propriety of any contribution or of any distribution made hereunder, nor shall the Custodian incur any liability or responsibility for any tax imposed on account of any such contribution or distribution.
13. OTHER LIMITS ON RESPONSIBILITIES OF THE CUSTODIAN. The Custodian shall not incur any liability or responsibility in taking or omitting to take any action based on any notice, election, or instruction or any written instrument believed by the Custodian to be genuine and to have been properly executed.
The Custodian shall be under no duty of inquiry with respect to any such notice, election, instruction, or written instrument, but in its discretion may request any tax waivers, proof of signatures or other evidence which it reasonably deems necessary for its protection. The Depositor and the successors of the Depositor including any executor or administrator of the Depositor shall, to the extent permitted by law, indemnify the Custodian and its successors and assigns against any and all claims, actions or liabilities of the Custodian to the Depositor or the successors or beneficiaries of the Depositor whatsoever (including without limitation all reasonable expenses incurred in defending against or settlement of such claims actions or liabilities) which may arise in connection with this Agreement or the Custodial Account, except those due to the Custodian's own bad faith, gross negligence or willful misconduct. The Custodian shall not be under any duty to take any action not specified in this Agreement, unless the Depositor shall furnish it with instructions in proper form and such instructions shall have been specifically agreed to by the Custodian, or to defend or engage in any suit with respect hereto unless it shall have first agreed in writing to do so and shall have been fully indemnified to its satisfaction.
14. NOTICES. All written notices required or permitted to be given by the Custodian shall be deemed to have been given when sent by mail to the Depositor at the Depositor's last address of record provided to the Custodian. All written notices required or permitted to be given to the Custodian shall be deemed to have been given when received by the Custodian if mailed to the Custodian at [insert address for account processing] or such other address as the Custodian shall provide to the Depositor from time to time.
15. TIMING OF CONTRIBUTIONS. A contribution is deemed to have been made on the last day of the preceding taxable year if the contribution is made by the deadline for filing the Depositor's income tax return (not including extensions) and if the Depositor designates the contribution as a contribution for the preceding taxable year in a manner acceptable to the Custodian. The Custodian will not be liable or responsible for any consequences of postal delays or delays resulting from an incomplete Application or a designation made in an unacceptable form. Applications received by IFTC postmarked after the deadline will be treated as a contribution for the Depositor's current tax year. Improperly completed applications will be returned to the sender.

16. GOVERNING LAW. This Agreement and the Custodial Account shall be construed, administered and enforced according to the laws of the State of Missouri.
17. WHEN EFFECTIVE. This Agreement shall not become effective until acceptance of the Application by the Custodian at its principal offices, as evidenced by a written confirmation to the Depositor.

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               INDIVIDUAL RETIREMENT ACCOUNT DISCLOSURE STATEMENT
--------------------------------------------------------------------------------

     The following information is provided to you in accordance with the requirements of the Internal Revenue Code (the "Code") and Treasury regulations and should be reviewed in conjunction with the Individual Retirement Custodial Account Agreement (the "Custodial Agreement"), the Application for your IRA (the "Application"), and the prospectus for the mutual funds of [insert name of Investment Company] that are allowable investments for your IRA. The provisions of the Custodial Agreement, Application and prospectus govern in any instance where the Disclosure Statement is incomplete or appears to conflict. This Disclosure Statement reflects the provisions of the Internal Revenue Code in effect on January 1, 1993. This Disclosure Statement provides a nontechnical summary of the law. Please consult with your tax advisor for more complete information and refer to IRS Publication 590.

I.IRA STATUTORY REQUIREMENTS
     An IRA is a trust or custodial account established for the exclusive benefit of you and your beneficiaries. Current law requires that your IRA agreement be in writing and that it meet the following requirements:
1. All contributions must be in cash and, for any taxable year, cannot exceed 100% of your compensation or $2,000, whichever is less, unless the contribution is a rollover contribution or an employer contribution to a simplified employee pension plan ("SEP").
2. The custodian or trustee must be a bank or other institution or person that is approved by the Internal Revenue Service to administer your IRA in accordance with current tax laws.
3. None of your IRA assets may be invested in life insurance contracts or commingled with the assets of other people except in a common trust fund or common investment fund.
4. Your interest in your IRA account is nonforfeitable.
5. Distribution from your IRA must be in accordance with certain minimum distribution rules, which are explained in Section VII below.

II.RIGHT TO REVOKE
     You may revoke your IRA at any time within seven days of the time your Application is signed. To revoke your IRA, mail or deliver a written notice stating "I hereby elect to revoke my JACKSON NATIONAL CAPITAL MANAGEMENT FUNDS IRA." Sign your name exactly as it appears on your Application, include your Social Security number, and mail the notice to:
     Investors Fiduciary Trust Company (IFTC)
     P.O. Box 419102
     Kansas City, MO 64141-6102
     Your notice will be considered mailed on the date of postmark, or the date of certification or registration if it is sent by certified or registered mail.
     When IFTC receives the proper notice of revocation, you will be entitled to a refund of your full IRA contribution, without any adjustment for expenses or market fluctuations. If your have any questions concerning your right of revocation, please call [Insert phone number of individual handling revocations] during regular business hours.

III.ELIGIBILITY
     You may make regular contributions to an IRA if you receive compensation from employment, earnings from self-employment, or alimony, and you have not reached age 70 1/2 by the end of the tax year for which the contribution is made. In addition, if you are married and file a joint tax return, you may make contributions to an IRA for your spouse whether or not your spouse receives compensation. You may make a rollover contribution to an IRA if you have received an eligible rollover distribution from a qualified retirement plan or tax-sheltered annuity or an eligible distribution from another IRA and elect rollover treatment within 60 days. You may also make a trustee-to-trustee transfer from another IRA. Finally, your employer may contribute to your IRA, and if your employer sponsors a simplified employee pension ("SEP"), your employer can make contributions to a SEP/IRA on your behalf.

IV. CONTRIBUTIONS
A. REGULAR CONTRIBUTIONS
     You may contribute each year up to $2,000 or 100% of your compensation, whichever is less, to your IRA. If you also establish a spousal IRA for your spouse, you may contribute up to $2,250 or 100% of your compensation, if less, which may be split between the two IRAs as you choose, provided that no more than $2,000 may be contributed to either your IRA or the spousal IRA. If your spouse has compensation in excess of $250, you and your spouse can make a larger total contribution if you each contribute to a regular IRA. If your employer contributes to your IRA, the contribution is treated as compensation paid to you, whether or not the contribution is deductible, unless the contribution is made under a SEP (see below). Compensation for these purposes means wages, salaries, professional fees, or other amounts derived from or received for personal services actually rendered. It includes earned income from self-employment and alimony or separate maintenance payments includable in income. It does not include pension or annuity payments or deferred compensation.
     B. TIME FOR MAKING REGULAR CONTRIBUTIONS
     You may make regular contributions to your IRA and/or your spousal IRA anytime during a year, up to and including the due date for filing your tax return for the year (without extensions).

No regular contributions may be made to an IRA for the calendar year in which you reach age 70 1/2 or later years. No regular contributions to a spousal IRA may be made for years in which your spouse is age 70 1/2 or older.
     C. DEDUCTIBILITY
     Regular IRA contributions are fully deductible unless you or your spouse are active participants in a tax-qualified plan of an employer. If you or your spouse are active participants in such a plan, then your allowable deduction for regular IRA contributions is reduced or eliminated if your Adjusted Gross Income ("AGI") exceeds certain levels. (If you file separately and are married, but live apart from your spouse at all times during the year, you will be considered to be single when applying the following rules regarding deduction limitations.) The deductible amount is determined as follows:
     1. If you (and your spouse) are not active participants in a tax-qualified plan, any contribution up to the maximum amount is deductible.
     2. If you (or your spouse) are an active participant in a tax-qualified plan, and
             (a) your AGI is $25,000 or less ($40,000 for a married couple filing a joint return and $0 for a married person filing separately), any contribution up to the maximum amount is deductible;
             (b) your AGI is $35,000 or more ($50,000 for a married couple filing a joint return and $10,000 for a married person filing separately), no IRA contribution is deductible;
             (c) your AGI is between $25,000 and $35,000 ($40,000 and $50,000 for a married couple filing a joint return and $0 to $10,000 for a married person filing separately), the deductible amount is reduced. In the case of a regular IRA, the reduction is $0.20 for each $1.00 of AGI over $25,000 ($40,000 for a married couple filing a joint return and $10,000 for a married person filing separately). For a spousal IRA, the reduction is $0.225 for each $1.00 of AGI over $40,000 if filing jointly. The limit will not be reduced below $200 unless it is eliminated entirely.
     To the extent that the deductibility of IRA contributions is reduced or eliminated, then nondeductible contributions may be made to your IRA. Earnings on all IRA contributions, whether or not the contributions themselves are deductible, are tax-deferred until receipt. You must designate the amount of nondeductible IRA contributions when filing your tax return for the year. If you overstate the amount of your nondeductible contributions, you must pay a $100 penalty, unless you can show that such overstatement was due to reasonable cause. If you fail to report nondeductible IRA contributions, you will be subject to a $50 penalty, unless your failure was due to reasonable cause.

D. ROLLOVER CONTRIBUTIONS
     1. AMOUNTS ELIGIBLE FOR ROLLOVER FROM PLANS AND TAX-SHELTERED ANNUITIES You may make a rollover contribution to your IRA of an "eligible rollover distribution" from an employer tax-qualified plan (an "employer plan") or a tax-sheltered annuity (including a 403(b)(7) account). The administrator of the employer plan or the payor of a distribution from the tax-sheltered annuity should be able to tell you what portion of your payment is an eligible rollover distribution. The following types of payments cannot be rolled over:
     NONTAXABLE PAYMENTS. In general, only the "taxable portion" of your payment is an eligible rollover distribution. If you have made "after-tax" employee contributions to the plan or annuity, these contributions will be nontaxable when they are paid to you, and they cannot be rolled over. (After-tax employee contributions generally are contributions you made from your own pay that were already taxed.)
     PAYMENTS SPREAD OVER LONG PERIODS. You cannot roll over a payment if it is part of a series of equal (or almost equal) payments that are made at least once a year and that will last for
     - your lifetime (or your life expectancy), or
     - your lifetime and your beneficiary's lifetime (or life expectancies), or
     - a period of ten years or more.
     REQUIRED MINIMUM PAYMENTS. Beginning in the year you reach age 701/2, a certain portion of your payment cannot be rolled (or transferred) over because it is a "required minimum payment" that must be paid to you.
     2. DIRECT ROLLOVER
     You can choose a direct rollover of all or any portion of your payment from an employer plan or a tax-sheltered annuity that is an "eligible rollover distribution," as described above. In a direct rollover, the eligible rollover distribution is paid directly from the plan or tax-sheltered annuity to your IRA. If you choose a direct rollover, you are not taxed on a payment until you later take it out of the IRA.
     3. ROLLOVER OF PLAN PAYMENTS PAID TO YOU
     A payment to you of an eligible rollover distribution from an employer plan or tax-sheltered annuity is taxed in the year you receive it unless, within 60 days, you roll it over to an IRA (or another plan that accepts rollovers). If you do not roll it over, special tax rules may apply. If any portion of the payment to you is an eligible rollover distribution, the payor is required by law to withhold 20% of that amount. This amount is sent to the IRS as income tax withholding.
     SIXTY-DAY ROLLOVER OPTION. If you have an eligible rollover distribution paid to you, you can still decide to roll over all or part of it to an IRA (or another employer
plan that accepts rollovers). If YOU DECIDE TO ROLL OVER, YOU   MUST MAKE THE
ROLLOVER WITHIN 60 DAYS AFTER YOU RECEIVE THE PAYMENT. The portion of your payment that is rolled over will not be taxed until you take it out of the IRA (or the employer plan).
     You can roll over up to 100% of the eligible rollover distribution, including an amount equal to the 20% that was withheld. If you choose to roll over 100%, you must find other money within the 60-day period to contribute to the IRA or the employer plan to replace the 20% that was withheld. (On the other hand, if you roll over only the 80% that you received, you will be taxed on the 20% that was withheld.)
     See the Special Tax Notice Regarding Plan Payments, that must be provided by the plan administrator or payor of your employer plan or tax-sheltered annuity, for additional information on the rules governing rollover and taxation of plan distributions, or consult your tax advisor for more details.
     You should maintain a separate IRA account for any rollovers of funds from an employer plan if you want to preserve your ability to later roll over these funds and earnings into another employer plan. Similarly, you should maintain a separate account for any rollover of funds from a tax-sheltered annuity.
     You can make a rollover from a tax-qualified plan of your spouse's employer if you received all or a part of your spouse's share as a result of his or her death. A spouse or former spouse who is a recipient of a distribution made under a qualified domestic relations order may roll over all or part of the distribution.
     Because complex rules apply to distribution and rollovers of payments from employer plans and tax-sheltered annuities, you should seek competent tax advice whenever you contemplate receiving a distribution from a qualified plan or tax-sheltered annuity or an IRA funded by a rollover from a qualified plan or tax-sheltered annuity.
     4. ROLLOVERS FROM OTHER IRAs
     You may also make a rollover contribution of amounts held in another IRA. There are no limits on the amount of rollover contributions made to an IRA from another IRA, except you may not roll over (or transfer) the required minimum amount (described in VII.D.). However, the distribution from the first IRA must be rolled over within 60 days of receipt, and no more than one distribution per year from an IRA may be rolled over into another IRA.
     5. TAX-DEFERRAL ON IRA ROLLOVER OR TRUSTEE-TO-TRUSTEE TRANSFER
     An effective rollover allows you to postpone paying taxes on the amount distributed from an employer plan, tax-sheltered annuity or IRA until it is withdrawn from the recipient IRA. You do not report the distribution as income and you do not take a deduction for the rollover contribution. Earnings on your rollover IRA are tax-deferred until receipt. (Similarly, a trustee-to-trustee transfer is not treated as a distribution, and the amount transferred and earnings are tax-deferred until receipt.)
     E. SEP CONTRIBUTIONS
     If your employer has established a simplified employee pension ("SEP"), your employer may make contributions to your SEP/IRA. If the SEP contains a salary reduction arrangement, you may elect to reduce your salary by up to the lesser of 15% of compensation or $7,000 (indexed), and have that amount contributed to your SEP/IRA. The maximum SEP contribution, including salary reduction amounts and employer contributions, is the lesser of 15% compensation or $30,000. SEP contributions are not included in your taxable income.

V. EXCESS CONTRIBUTIONS
     Amounts contributed to an IRA which exceed the maximum allowable contribution are treated as "excess contributions" and are subject to a nondeductible 6% penalty tax for each year in which the excess remains in the IRA. Excess contributions may be corrected and the 6% penalty tax avoided by withdrawal of the excess and any earnings thereon BEFORE THE DUE DATE
(including extensions) of the tax return for the tax year for which the excess contribution was made. No deduction may be taken for the excess contributions, and the earnings must be included in taxable income for the year the contribution was made. The earnings withdrawn may be subject to a 10% premature distribution tax if you are under age 59 1/2. See Section VII.B.
     An excess contribution may be withdrawn AFTER THE DUE DATE of the tax return (including extensions) with the following consequences:
     (a) If your total contribution for the tax year the excess contribution was made is $2,250 or less (or below the limit of your employer's SEP contribution) the excess contribution may be withdrawn without being included in income or being subject to the 10% premature distribution tax. No deduction may be taken for the excess contribution. Any earnings withdrawn will be included in income and may be subject to the premature distribution tax.
     (b) If your total contribution for the tax year, the excess contribution was made exceeds $2,250 (or, if higher, the limit of your employer's SEP contribution), any excess contribution and any earnings on the excess withdrawn after the due date for tax filing (including extensions), will be includable in income in the year received and will be subject to any 10% premature distribution tax that may apply. Additionally, no deduction may be taken for the excess contribution for the year in which it is made.

     (c) Any excess contribution withdrawn after the due date for the tax filing (including extensions) for the year for which the contribution was made is subject to the 6% penalty tax on the amount of the excess contribution for the taxable year in which made and each tax year that it is still in your IRA at the end of the year.
     You may also correct an excess contribution to your IRA by treating the excess amount as contributed to your IRA in a subsequent year to the extent that the excess, when aggregated with your IRA contribution (if any) for the subsequent year, does not exceed the maximum amount for that year. You may be entitled to a deduction for the amount of the excess contribution that is applied in the subsequent year.

VI. INVESTMENT OF ACCOUNT AND FINANCIAL DISCLOSURE
     The assets in your IRA will be invested by IFTC in mutual fund shares made available for investment by JACKSON NATIONAL CAPITAL MANAGEMENT FUNDS in accordance with your instructions and Article VIII, paragraphs [2] and [10] of the Custodial Agreement.
     Growth in the value of your IRA cannot be guaranteed or projected. However, the income and operating expenses of each allowable investment that you select for your IRA will affect the value of its shares and, therefore, the value of your IRA. THE JACKSON NATIONAL CAPITAL MANAGEMENT FUNDS prospectus for such shares contains information regarding current income and expenses of each of these investments. Reasonable fees and other expenses of maintaining your IRA may be charged to you or your IRA. The current annual Custodian's fee is set forth in the Application. A new fee may be substituted from time to time as provided in paragraph [7] of Article VIII of the Custodial Agreement.

VII. DISTRIBUTIONS
     A. TAXATION OF DISTRIBUTION AS ORDINARY INCOME
     In general, you must include distributions from your IRA in your gross income for the year in which the distributions are received. There is a 10% additional income tax assessed against premature distributions to the extent such distributions are includable in income, as described in B. below.
     You may exclude from your income that portion of a distribution that constitutes a return of your properly reported nondeductible contributions. The amount of the distribution excludable from income is the portion that bears the same ratio to the total distribution that your aggregate nondeductible contributions (not distributed in prior years) bear to the balance at the end of the year (calculated after adding back distributions made during the year) of your IRA. For this purpose, all of your IRAs are treated as a single IRA, and all distributions from an IRA during a taxable year are to be treated as one distribution.
     In addition, your gross income does not include any distribution from an IRA that is properly rolled over. Except as provided in D. below, you may roll over all or any part of property received in a distribution of assets, within 60 days of receipt, into another IRA or individual retirement annuity, and maintain the tax-deferred status of such assets. A rollover from one IRA to another may be made once every twelve months. Also, certain qualifying distributions which were rolled over into an IRA from employer tax-qualified plans may be rolled over into another employer tax-qualified plan. (You should seek competent tax advice regarding these rollovers.)
     As explained in Section V, certain distributions of excess contributions are not included in income. In addition, IRA contributions for a taxable year which do not exceed the contribution limits for such year may also be withdrawn without being included in income or being subject to a 10% premature distribution tax, as long as such contributions and earnings thereon are withdrawn prior to the due date (including extensions) of your federal income tax return for the tax year for which the contribution was made. The earnings withdrawn must be included in taxable income for the year in which the contribution was made and may be subject to the 10% premature distribution tax.
     B. TAX ON PREMATURE DISTRIBUTIONS
     To the extent they are included in income, distributions from your IRA made before you reach age 59 1/2 will be subject to a 10% nondeductible penalty tax (in addition to being taxable as ordinary income) unless the distribution is made on account of your death or disability, or the distribution is one of a scheduled series of payments over your life expectancy or the joint life expectancies of you and your beneficiary.
     C. TAX ON EXCESS DISTRIBUTIONS
     There is a 15% excise tax assessed against annual distributions from tax-favored retirement plans, including IRAs, which exceed the greater of $150,000 or $112,500 adjusted after 1988 to reflect cost-of-living increases. To determine whether you have distributions in excess of this limit, you must aggregate the amounts of all distributions received by you during the calendar year from all retirement plans, including IRAs. If you have account balances or accrued benefits equal to at least $562,500 as of August 1, 1986, you may have a portion of the excess distributions exempted from the 15% additional tax. Please consult with you tax advisor for more complete information, including the availability of favorable elections.
     D. REQUIRED MINIMUM DISTRIBUTIONS
     1. DURING YOUR LIFE
     The minimum distribution rules require that for your "70-1/2 year," and each year thereafter, you must make withdrawals from your IRA accounts that are at least equal to the "minimum distribution." Your 70-1/2 year is the calendar year that contains the date six months after your 70th birthday.
     Generally, you must withdraw an amount at least equal to the minimum distribution by December 31 of each year. However, for your 70-1/2 year, you may wait to withdraw the minimum distribution until April 1 of the following year. (This means that if you wait to make your withdrawal for the 70-1/2 year until April 1 of the following year, your total withdrawal in that year must equal the minimum distributions for two years - a withdrawal by April 1 that is equal to the minimum distribution for the 70-1/2 year and a second withdrawal by December 31 that is equal to the minimum distribution for that year. In each year thereafter, you must withdraw the minimum distribution for the year by December 31.)
     The amount of the minimum distribution is usually determined by dividing the account balance of your IRA, as of December 31 of the prior year, by a divisor (determined by Internal Revenue Service actuarial tables) that is based on your life expectancy or the joint life and last survivor expectancy for you and your beneficiary. See Article IV of the Custodial Agreement for a more detailed explanation of how to calculate the minimum distribution. The distributions must also satisfy the minimum distribution incidental benefit rule, which generally will require distributions over a period less than the joint and last survivor expectancy of you and your designated beneficiary unless your beneficiary is your spouse or is no more than ten years younger than you. The IRS provides tables for determining the distribution needed to satisfy incidental benefit requirements.
     The minimum distribution required must be calculated separately for each IRA you own, but the amounts so determined may be totalled and taken from any one or more of your IRAs.
     You will be subject to a 50% excise tax on the amount by which the distribution you actually received in any year falls short of the minimum distribution required for the year.

     You may take your distribution in:
     - a lump sum;
     - equal or substantially equal payments over a specified period no longer than your life expectancy or the joint life and last survivor expectancy of you and your designated beneficiary.
     Also, as described in Section VII.A., you may roll over your lump-sum distribution to purchase an individual retirement annuity payable in equal or substantially equal payments over your life or the joint and last survivor lives of you and your designated beneficiary. (See Article IV and Article VIII, paragraph 4, of the Custodial Agreement and IRS Publication 590 for a full description of permissible distribution methods.)
     2. AFTER YOUR DEATH
     If you die before you reach age 70 1/2, distribution must be made to your beneficiary by December 31 of the fifth year following the year of your death unless, by December 31 of the year following your death, your beneficiary begins receiving distributions over a period not extending beyond your beneficiary's life expectancy. When your beneficiary is your spouse, however, distributions can be postponed until December 31 of the year in which you would have reached age 70 1/2, at which time your spouse must take them over a period not extending beyond his or her life expectancy. See Article IV of the Custodial Agreement and IRA Publication 590 for a more detailed explanation of how to calculate the minimum distribution.
     If you die after your required beginning date, the balance in the Custodial Account must continue to be paid at least as rapidly as under the method of payment being used prior to your death.
     If your beneficiary is your spouse, your beneficiary can elect to treat your IRA as his or her own IRA.
     The minimum distribution required must be calculated separately for each IRA, but the amounts so determined may be totalled and taken from any one or more IRAs.
     A payee is subject to a 50% excise tax on the amount by which a distribution for the year falls short of the minimum distribution required.
     Your beneficiary may take his or her distribution in:
     - a lump sum;
     - equal or substantially equal payments over a specified period no longer than his or her life expectancy.
     Also, as described in Section VII.A., a spousal beneficiary may roll over a lump-sum distribution to purchase an individual retirement annuity payable in equal or substantially equal payments over his or her life expectancy. (See
Article IV and Article VIII, paragraph 4, of the Custodial Agreement and IRS Publication 590 for a full description of permissible distribution methods.)
     3. FURTHER INFORMATION. This explanation only summarizes the minimum distribution rules. Other rules and exceptions may apply to you that are not discussed in this summary, including rules which, in some cases, would prevent you from using certain options described above. You should consult your personal tax advisor or IRS Publication 590 for more detailed information.

VIII. LOSS OF TAX-EXEMPT STATUS OF IRA
     If you engage in any of the prohibited transactions listed in Section 4975 of the Code (such as any sale, exchange, or leasing of any property between you and your IRA) or if you take a loan from your IRA, your account will be disqualified, and the entire balance of your account will be treated as if it had been distributed to you as of the first day of the year in which the prohibited transaction occurred. The fair market value of your IRA will be included in income in the year the prohibited transaction takes place and, if you are under age 59 1/2 at the time, you may be subject to the 10% penalty tax on premature distributions. Should you or your beneficiary pledge all or any portion of your IRA as security for a loan, the portion so pledged will be treated as if distributed to you, will be included in your income, and may be subject to the 10% premature distribution penalty during the year in which the pledge occurred.

IX. OTHER TAX CONSIDERATIONS
     A. FEDERAL INCOME TAX WITHHOLDING
     Federal income tax will be withheld on amounts distributed from your IRA unless you elect not to have withholding apply. Generally, tax will be withheld at a 10% rate. At the time of distribution from your IRA, you will be notified of your right to elect not to have withholding apply and will be provided with the appropriate election form. If your IRA distribution is to be delivered outside of the U.S., you may elect not to have withholding apply only if you certify to the Custodian that you are not a U.S. citizen residing overseas or a "tax avoidance expatriate" as described in Section 877 of the Internal Revenue Code. (The distribution may also be subject to state withholding laws.)
     B. DISTRIBUTION NOT ELIGIBLE FOR LUMP-SUM AVERAGING OR CAPITAL GAINS TREATMENT
     No distribution to you or anyone else from your account can qualify for capital gains treatment under the federal income tax laws or for the five- or ten-year averaging available with respect to certain lump-sum distributions from other types of retirement plans. The distribution is taxed to the person receiving it as ordinary income.
     C. GIFT TAX
     If you elect during your lifetime to have all or any part of your account payable to a beneficiary at or after your death, the election will not subject you to any gift tax liability.
     D. REPORTING FOR TAX PURPOSES
     You must report deductible IRA contributions and distributions on your tax Form 1040 or 1040A for the taxable year in which the contributions or distributions were made. If you make any nondeductible contributions, you must include the amount of such nondeductible contributions and the aggregate account balance of all your IRAs as of the end of the calendar year on Form 8606. Additional reporting is required in the event that special taxes or penalties described herein are due. You must file Form 5329 with the IRS for each taxable year in which the contribution limits are exceeded, a premature distribution takes place, less than the required minimum amount is distributed from your IRA, or excess distributions are made.

X. IRS APPROVAL & INFORMATION
     This IRA has not been submitted to the IRS for approval as to form because it incorporates Form 5305-A issued by the IRS. This Disclosure Statement provides only a summary of the laws governing IRAs. You should consult your personal tax advisor or IRS Publication 590, Individual Retirement Arrangements, for more detailed information. This publication is available from your local IRS office or by calling 1-800-TAX-FORMS.

JACKSON NATIONAL CAPITAL MANAGEMENT FUNDS                         [JNCMF LOGO]

         INDIVIDUAL RETIREMENT CUSTODIAL AGREEMENT ACCOUNT APPLICATION

INSTRUCTIONS: Please read the prospectus, and choose the Jackson National Capital Management Funds (JNCMF) portfolio that fits your investment objective. Complete this application (please print) and mail to Jackson National Financial Services, Inc. (JNFSI), P.O. Box 24068, Lansing, MI 48909, or to any of JNFSI's Regional Offices, or give this application and check (if any) to an authorized investment dealer who will forward them to Investors Fiduciary Trust Company. MAKE YOUR CHECK PAYABLE TO INVESTORS FIDUCIARY TRUST COMPANY. Checks must be drawn on U.S. banks in U.S. dollars. Cash not accepted.


SECTION I
INDIVIDUAL
OWNER

-----------------------------------------------------------------------------------------------------------------------------------
First Name                                      Middle Initial                                  Last Name

SECTION II
ADDRESS
AND TAX
INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------
Address (number and street)                              City                                   State         ZIP

-----------------------------------------------------------------------------------------------------------------------------------
Mailing Address (if different from above)                               City                      State  ZIP

(    )                                                                  (    )
--------------------------------------------------------------------------------------------------------------------
Daytime Phone Number                                                    Evening Phone Number

Social Security or Tax Identification Number Required:
                                                       -------------------------------------------------------------
Is owner a U.S. citizen?         / / Yes                / / No
If no, name country of residence
                                 -----------------------------------------------------------------------------------
SECTION III
TYPE OF
ACCOUNT
(Select appropriate boxes)

SELECT ONE
/ / Regular IRA                                                                       / / Direct Transfer of Assets from another
/ / SEP IRA             Prior Tax-year 19            contribution  $                      IRA $
/ / Spousal IRA                          -----------                ----------                  ---------
                                                                     amount               (A transfer of assets form must also be
(Spouse must complete   Current Tax-year 19          contribution $                       completed.)
separate application.)                      ---------               ----------        Allocation of Rollover of Transfer Amount:
                                                                     amount               JNCMF Portfoilo          Percentages
                                                                                                                                 %
/ / Rollover (indicate source of funds below - select one)                              -------------------     ----------------
    / / Direct Rollover from an Employer's qualified plan or 403(b) plan $_______                                                %
    / / From an Employer's qualified plan OR 403(b) plan                                -------------------     ----------------
    / / From a Regular (contributory) IRA or a SEP-IRA                                                                           %
                                                                                        -------------------     ----------------

SECTION IV
FUND
SECTION

Please list beside each FUND being purchased the AMOUNT OF INITIAL INVESTMENT submitted with this application. Minimum initial investment is $1,000 per FUND, except for the spousal IRA which is $250 per FUND MAKE CHECKS PAYABLE TO INVESTORS FIDUCIARY TRUST
COMPANY.
                                                       INITIAL       AMIP*
                                                      INVESTMENT     AMOUNT
Jackson National Money Market (250)                 $             $                    Class A           Class B         Class C
                                                      ---------    ---------                           (Contingent     (Asset-based
Jackson National Income (253)                       $             $                 (Initial Sales      Deferred          Sales
                                                      ---------    ---------           (Charge)        Sales Charge)     Charge)
Jackson National Growth (254)                       $             $
                                                      ---------    ---------             / /               / /             / /
Jackson National Total Return (255)                 $             $
                                                      ---------    ---------             / /               / /             / /
    Initial Investment (total of above four funds)  $             $
                                                      ---------    ---------             / /               / /             / /
    Custodian Fee                                   $             $
                                                      ---------    ---------             / /               / /             / /
    Total Investment Amount                         $             $
                                                      ---------    ---------
Please refer to Article VIII Paragraph 10 for investments to which you may exchange the existing investment. Unless additional instructions are received, all proceeds from your investment shall be reinvested in the same fund.
IFTC, as Custodian of your IRA, charges an annual administrative fee of $12.00  per fund investment. PLEASE ENCLOSE A SEPARATE CHECK
PAYABLE TO IFTC FOR THIS FEE. If this fee is not received, the Custodian is entitled to liquidate a sufficient amount of shares from your account to cover this fee. This fee is subject to change. All contributions and all rollover amounts made with this Application will be allocated proportionately if more than one FUND is selected, unless otherwise indicated here:

SECTION V
*AUTOMATIC MONTHLY PAYMENT PLAN (AMIP)
(Must complete this section for AMIP.)

/ / THE OWNER authorizes THE TRANSFER AGENT, INVESTORS FIDUCIARY TRUST COMPANY (IFTC) to draw funds from the following checking account to purchase additional shares or make an initial purchase of JNCMF shares, provided the minimum purchase requirements will be met within a one-year period. The minimum monthly AMIP investment amount is $50 for each FUND selected. The investment will be drawn on the / / 5th or / /  20th of each month. Please attach a voided check or deposit slip for the bank account to be debited, and list the information below.

-------------------------------------------------------------------     ----------------------------------------------------------
Name of Bank Account                                                    Bank Account Number

-------------------------------------------------------------------     ----------------------------------------------------------
Name of Bank                                                            ABA/Routing Number

----------------------------------------------------------------------------------------------------------------------------------
Bank Address                                    City                                    State                   Zip

SECTION VI
RIGHT OF
ACCUMULATION
(Attach a separate sheet if necessary.)


/ /  List any existing JNCMF accounts, other than the MONEY MARKET FUND, that qualify for the reduced sales charge as outlined in the prospectus.
                                                                                                        (REGIONAL OFFICE USE ONLY)
       ACCOUNT #                         NAME                      RELATIONSHIP TO OWNER                     ACCOUNT BALANCE

--------------------------    -------------------------    --------------------------------------  ---------------------------------
--------------------------    -------------------------    --------------------------------------  ---------------------------------
--------------------------    -------------------------    --------------------------------------  ---------------------------------

SECTION VII
DESIGNATION
OF BENEFICIARY(IES)

You may specify one or more persons to receive any benefits that may become payable on account of your death. If a Primary
Beneficiary(ies) survives you,  payment will be made to your Primary Beneficiary(ies); if not, payment will be made to your surviving Contingent Beneficiary(ies). If you are not survived by any Primary or Contingent Beneficiary(ies), payment will be made to your surviving spouse or, if none, your estate. This designation is not valid unless it is received by Investors Fiduciary Trust
Company prior to your death. You may revoke this designation, and designate a different Beneficiary(ies) by completing and filing another Beneficiary Designation Form.
I hereby designate as my Primary Beneficiary(ies) the person or persons listed below who survives me. If more than one person is listed, benefits shall be divided according to the percentage indicated. If no percentage is indicated, I intend that all of the persons listed below who survive me shall receive equal portions.
Primary Beneficiary(ies):
Name                                                       SS#                                         Birth Date    /     /
     ----------------------------------------------------      -------------------------------------            ---- ----- -----
Address                                                    City                 State                  ZIP
       --------------------------------------------------      ----------------       --------------        --------------------
Relationship                                               % of Account
            ---------------------------------------------                -------------------------------------------------------

Name                                                       SS#                                         Birth Date    /     /
     ----------------------------------------------------      -------------------------------------            ---- ----- -----
Address                                                    City                 State                  ZIP
       --------------------------------------------------      ----------------       --------------        --------------------
Relationship                                               % of Account
            ---------------------------------------------                -------------------------------------------------------

If no person(s) named as Primary Beneficiary(ies) survives me, I hereby designate as my Beneficiary(ies) the person or persons listed below who survives me. If more than one person is listed, benefits shall be divided according to the percentages indicated.
If no percentage is indicated, I intend that all of the persons listed below who survive me shall receive equal portions.
Contingent  Beneficiary(ies):
Name                                                       SS#                                         Birth Date    /     /
     ----------------------------------------------------      -------------------------------------            ---- ----- -----
Address                                                    City                 State                  ZIP
       --------------------------------------------------      ----------------       --------------        --------------------
Relationship                                               % of Account
            ---------------------------------------------                -------------------------------------------------------

Name                                                       SS#                                         Birth Date    /     /
     ----------------------------------------------------      -------------------------------------            ---- ----- -----
Address                                                    City                 State                  ZIP
       --------------------------------------------------      ----------------       --------------        --------------------
Relationship                                               % of Account
            ---------------------------------------------                -------------------------------------------------------

SECTION VIII
OWNER FINANCIAL
AND PERSONAL DATA

ANNUAL                            MARGINAL                  LIQUID NET WORTHTOTAL
INCOME                            TAX BRACKET               (Net worth excluding                 NET WORTH
       -------------------------             -------------   home or autos)                                 --------------------
                                                                            --------------------
            LIFE INSURANCE COVERAGE                  SOURCE OF FUNDS FOR THIS INVESTMENT
                                                  / / CASH SAVINGS      / /  EARNED INCOME
                                                  / / LIFE INSURANCE or ANNUITY  (/ / proceeds / / loan  / / cash value)
-------------------------------------------------
                 (amount)                         / / LIQUIDATION OF SECURITIES - Owner understands that he or she will have to pay an additional sales charge and may incur a tax liability.

Birth Date/Age      /     /            Marital Status:     / /  Single     / / Married      / /  Divorced       / /Separated
              ------ ----- -----

----------------------------------------------------------------------------------------------------------------------------------
Employer's Name                        Address (number & street)                   City                       State        ZIP

Occupation/Type of Business                                                    Work Number (    )
                            ----------------------------------------------                 ---------------------------------------
Is applicant an associated person of another NASD FIRM?  / /  Yes   / /  No
If YES, name and address of NASD FIRM:


----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

SECTION IX
INVESTMENT
OBJECTIVES

/ /  CURRENT INCOME              / /  CURRENT INCOME                   / /  LONG-TERM GROWTH                 / /  INCOME and CAPITAL
Preservation of capital and      Willing to accept moderate-to-        Fluctuations in value in line with         APPRECIATION
maintenance of liquidity.        high levels of market risk and        those of S&P 500 index.               Willing to accept risk
                                 low-to-moderate levels                                                      to principal.
                                 of financial risk.



SECTION X
DISTRIBUTION OPTIONS

Dividends and Capital Gains will be reinvested into additional shares of the same FUND unless checked below:
/ / Reinvest capital gains and pay   / / Pay dividends and capital gains in cash    / / Distributions from a fund are automatically
    dividends in cash                                                                   invested into another fund

    Must complete this Section to automatically invest             FROM FUND AND ACCOUNT NUMBER         TO FUND AND ACCOUNT NUMBER
    distributions from a fund to another fund.
                                                                   -----------------------------    ------------------------------
SECTION XI
SYSTEMATIC
EXCHANGE

/ / This option allows the OWNER to automatically transfer dollar amounts between JNCMF accounts. The OWNER authorizes IFTC to redeem shares of the JNCMF account (the FROM account), and invest into shares of the JNCMF account indicated (the TO account).
    The OWNER on both accounts must be identical. The minimum initial account balance of the FROM account for fund shares being exchanged is $10,000, and the minimum monthly exchange amount is $100.
    Frequency:      / /  Monthly     / /  Quarterly     / /  Semiannually     / /  Annually

      FROM FUND AND ACCOUNT NUMBER                TO FUND AND ACCOUNT NUMBER                   AMOUNT OF EXCHANGE ($100 minimum)

----------------------------------------    ----------------------------------------    -------------------------------------------

SECTION XII
COMMUNITY
PROPERTY
(Must be signed
by spouse
and witness if
applicable)

SPOUSAL CONSENT - FOR USE IN COMMUNITY OR MARITAL PROPERTY STATES
(This section should be reviewed if either the trust or the residence of the Account Holder is located in a community or marital property state, and the Account Holder is married and is designating a Beneficiary other than the spouse. It is the Account
Holder's responsibility to determine if this section applies. The Account Holder may need to consult with legal counsel. Neither the
Custodian or the Sponsor will be liable for any consequences resulting from a failure of the Account Holder to provide proper spousal consent.)

I am the spouse of the above-named Account Holder. I acknowledge that I have received a full and reasonable disclosure of my spouse's property and financial obligations. Due to any possible consequences of giving up my community property interest in this
IRA, I have been advised to consult a tax adviser or attorney for advice.

I hereby give the Account Holder any interest I have in the funds or property deposited in the IRA and consent to the Beneficiary designation(s) indicated above. I assume full responsibility for any adverse consequences that may result.

No tax or legal advice was given to me by the Custodian.

   --------------------------------------------------------------     -------------------------------------------------
   Signature of Spouse                                                Date

   --------------------------------------------------------------     -------------------------------------------------
   Signature of Witness for Spouse                                    Date

SECTION XIII
SIGNATURES
ACCEPTANCE
AND CERTIFICATION

I have received, read and agree to the terms and conditions contained in the current prospectus and in this application. I acknowledge that this account will automatically have Exchange Privilege capability within JNCMF. I represent that I am of legal age.
By signing the Application establishing an IRA, the undersigned: (1) establishes an Individual Retirement Account pursuant to the
Internal Revenue Code of 1986, as amended, and in accordance with all the terms of the Custodial Agreement of Form 5305A, (2)
appoints Investors Fiduciary Trust Company, or its successors, as Custodian on the Account, (3) states that he or she has received, read, accepts and specifically incorporates herein the Custodial Agreement on Form 5305A and Disclosure Statement, (4)
agrees to promptly give instructions to the Custodian necessary to enable the Custodian to carry out its duties under the Custodial
Agreement and (5) agrees that this account will be subject to the Custodial Agreement as amended from time to time.
The undersigned OWNER certifies, under penalties of perjury, that 1) the Tax Identification number shown on this application is correct, and 2) the OWNER is NOT subject to backup withholding because a) OWNER is exempt from backup withholding, or b) OWNER has not been notified by the Internal Revenue Service (IRS) that OWNER is subject to backup withholding as a result of a failure to report all interest or dividend income on OWNER'S tax return, or the IRS has provided notification that the OWNER is no longer subject to backup withholding.

**PLEASE NOTE: IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE CURRENTLY SUBJECT TO BACKUP WITHHOLDING, YOU MUST CROSS OUT ITEM
(2) ABOVE AND CHECK HERE.  / /
The OWNER has delivered a check with this application payable to INVESTORS FIDUCIARY TRUST COMPANY, which shall not be considered payment hereunder unless actually honored upon presentation in the normal course of business.


-------------------------------------------------------------------------    ----------------------------------------------------
 SIGNATURE OF OWNER                                                          DATE
Investors Fiduciary Trust Company hereby accepts its appointment as Custodian under the Jackson National Capital Management Funds
IRA Agreement Account Application for the benefit of the Owner and hereby agrees to the terms and conditions of such Agreement.
Accepted by: INVESTORS FIDUCIARY TRUST COMPANY

SECTION XIV
REGISTERED
REPRESENTATIVE


-------------------------------------------------------------------------    ----------------------------------------------------
  NAME (Print)                                                               RR NUMBER

-------------------------------------------------------------------------    ----------------------------------------------------
  S-CODE                                                                     DATE

-------------------------------------------------------------------------    ----------------------------------------------------
  SIGNATURE                                                                  REGION NUMBER





SECTION XV
PRINCIPAL
APPROVAL

-------------------------------------------------------------------------    ----------------------------------------------------
  NAME (Print)                                                               DATE

-------------------------------------------------------------------------    ----------------------------------------------------
  SIGNATURE                                                                  TITLE

SECTION XVI
DEALER
USE ONLY

-------------------------------------------------------------------------    ----------------------------------------------------
  DEALER NAME (as on Selling Group Agreement)                                DEALER NUMBER

-------------------------------------------------------------------------    ----------------------------------------------------
  ADDRESS                                                                    TELEPHONE NUMBER

SECTION XVII
ADDITIONAL
INFORMATION

(Use when additional space is needed to complete Application.)



             REQUEST TO TRANSFER IRA ASSETS OR DIRECT ROLLOVER TO A
                 JACKSON NATIONAL CAPITAL MANAGEMENT FUNDS IRA


Complete this form to transfer assets from an existing IRA or to complete a direct rollover from a qualified employer plan,
403(b) account or Keogh to a Jackson National Capital Management Funds IRA. Attach your completed IRA application to this form.

CUSTODIAN OF EXISTING ACCOUNT


-------------------------------------------------------------------------    ----------------------------------------------------
Custodian's Name                                                             Owner's Name

-------------------------------------------------------------------------    ----------------------------------------------------
Custodian's Address                                                          Owner's Social Security Number

INSTRUCTIONS TO CUSTODIAN OF EXISTING ACCOUNT, ACCT. NO.
                                                         --------------------------------------------------

I have established a Jackson National Capital Management Funds Individual Retirement Account with Investors Fiduciary Trust
Company as Custodian. Please withdraw assets from my account in your custody in the following manner, and send a check payable to
Investors Fiduciary Trust Company and mail to P.O. Box 419102, Kansas City, Missouri 46141-6102 for the account of:

                                                    (Owner's name).
--------------------------------------------------

TYPE OF ACCOUNT TO BE TRANSFERRED (CHECK ONE):
/ / IRA   / /  SEP-IRA   / /  Spousal IRA   / /  Rollover from qualified employer plan or Keogh
/ /  403(b) Custodial Account or Annuity   / /  Other (List Type)

PORTION OF ACCOUNT TRANSFERRED (CHECK ONE): (NOTE: IF YOU ARE AGE 70 1/2  OR OLDER, YOU MUST TAKE OUT YOUR MINIMUM REQUIRED
DISTRIBUTION FROM YOUR IRA BEFORE COMPLETING A TRANSFER OR DIRECT ROLLOVER.)

        1. All of the assets in my account
-------
        2. $                in my account
-------     ---------------
IF YOU ARE TRANSFERRING A CERTIFICATE OF DEPOSIT IRA, CHOOSE ONE OF THE OPTIONS BELOW:
        1. Liquidate prior to maturity date. I am aware of and acknowledge the penalty I will incur from an early withdrawal.
-------
        2. Liquidate at maturity. (Maturity date must be within 60 days. If the maturity date is less than 15 days from the date
-------    of this request, you may want to contact your custodian bank to prevent automatic reinvestment of the account.

AUTHORIZATIONS:

SHAREHOLDER AUTHORIZATION: I hereby authorize Investors Fiduciary Trust Company to deposit the assets in my existing IRA, qualified employer plan or Section 403(b) account according to the terms stated in this request to Transfer IRA Assets Form. I hereby acknowledge that strict requirements must be met to qualify for tax-free rollover or transfer treatment; I hereby certify that the source of the transfer or rollover contribution qualifies the contribution as such.

------------------------------------------------------------      --------------------------------------------
Signature                                                         Date

           AUTHORIZED SIGNATURE:
           Your present Custodian may require you to obtain a signature guarantee.
           Signature guaranteed by:

           -----------------------------------------------------------------------
           Bank or Firm

           -----------------------------------------------------------------------
           Officer's Signature                                 Title

CUSTODIAN AUTHORIZATION: Investors Fiduciary Trust Company hereby accepts its appointment as Custodian of the above IRA account and upon receipt of assets, will deposit such assets in a Jackson National Capital Management Funds IRA on behalf of the Depositor authorizing this transfer or special rollover.

Accepted By:   INVESTORS FIDUCIARY TRUST COMPANY

             IF YOU HAVE ANY PROBLEMS COMPLETING THIS TRANSFER, CALL 1/800/888-FUND.




A VARIETY OF INVESTMENT OPPORTUNITIES AND SERVICES TO MEET YOUR FINANCIAL NEEDS


    CHOOSE AMONG THE JACKSON NATIONAL CAPITAL MANAGEMENT FUNDS TO FIT YOUR
                            INVESTMENT OBJECTIVES


IF YOU'RE SEEKING . . .                         SELECT . . .                             WITH THIS INVESTMENT FOCUS . . . .

Preservation of capital and maintenance         Jackson National Money Market Fund       Invests in high-quality, short-term
of liquidity                                                                             money market instruments.

To accept moderate to high levels of            Jackson National Income Fund             Invests primarily in investment-grade
market risk and low to moderate levels                                                   debt securities.
of financial risk.

To accept risk to principal                     Jackson National Growth Fund             Invests in a statistically selected
                                                                                         sample of the 500 stocks in the S&P
                                                                                         500 Index.

To accept greater market risks than             Jackson National Total Return Fund       Invests in stocks, bonds and money
portfolios investing solely in debt                                                      market instruments.
investments.

Current income exempt from federal              Jackson National Tax-Exempt Fund         Invests in a diversified portfolio of
income tax.                                     (NOT AVAILABLE FOR IRA ACCOUNTS)         municipal obligations, the interest
                                                                                         from which is exempt from federal income
                                                                                         taxes.

The use of this material is authorized only when preceded or accompanied by a Jackson National Capital Management Funds prospectus. For more complete information about any of the Funds listed above, including charges and expenses, please call 1/800/888-FUND to obtain a prospectus. Please read it carefully before you invest or send money.




There are special risk considerations associated with mutual fund investing.

          FOR ADDITIONAL INFORMATION AND A PROSPECTUS, WRITE OR CALL:


                                      FUND
                   Jackson National Capital Management Funds
                                P.O. Box 419102
                           Kansas City, MO 64141-6102
                                  800/888-FUND

                            CUSTODIAN/TRANSFER AGENT
                       Investors Fiduciary Trust Company
                                P.O. Box 419102
                          Kansas City, MO  64141-6102
                                  800/888-FUND

                               INVESTMENT ADVISER
                   Jackson National Financial Services, Inc.
                              5901 Executive Drive
                               Lansing, MI 48911
                                  800/USE-JNLI

The use of this brochure is authorized only when preceded or accompanied by a Jackson National Capital Management Funds prospectus containing detailed information, including investment objectives and policies, fees, and other expenses. It is important to read a prospectus before you invest or send money. To obtain a prospectus, call or write The Fund or Custodian/Transfer Agent.

Jackson National Financial Services, Inc., is an NASD member.

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




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